UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

October 24, 2012

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Suite 150, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 25, 2012, Heritage Bankshares, Inc. (the “Company”) issued a press release related to its results of operations and financial condition for the quarter and nine-month period ended September 30, 2012 (the “Press Release”). The text of the Press Release is included as Exhibit 99.1 to this report and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The Company will include unaudited financial statements and additional analyses for the quarter and nine-month period ended September 30, 2012 as part of its Form 10-Q covering the period.

Item 8.01. Other Events

The Company also announced in the Press Release that, on October 24, 2012, the Board of Directors declared a quarterly dividend on the Company’s common stock in the amount of $0.06 per share, payable on November 16, 2012 to shareholders of record on November 5, 2012.

The same day, the Board of Directors also declared a dividend on the preferred stock issued by the Company in connection with its participation in the Small Business Lending Fund Program. Specifically, the Board declared a cash dividend of $50,602.50, which represents the expected amount of the dividend next payable by the Company under the SBLF program based on its applicable level of “Qualified Small Business Lending”. This dividend shall be payable and paid on January 2, 2013 to the holders of the SBLF Preferred Stock of record on December 20, 2012 (currently the sole shareholder of record of the SBLF Preferred Stock is the Secretary of the Treasury).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release issued by Heritage Bankshares, Inc. on October 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: October 25, 2012	/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by Heritage Bankshares, Inc. on October 25, 2012